Executive 2016 PRSU Agreement

PERFORMANCE-BASED
RESTRICTED STOCK UNITS AWARD AGREEMENT
This Award Agreement (the “Agreement”) is entered into as of May 17, 2016 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and __________________________ (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”). By accepting this award Recipient agrees to be bound by the terms and conditions of this Agreement.
On May 17, 2016, the Compensation Committee of the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”). The award is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Recipient desires to accept the award subject to the terms and conditions of this Agreement.
IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following:
(a)Grant and Terms of Restricted Stock Units. The Company grants to Recipient under the Plan ______ restricted stock units, subject to the adjustments, restrictions, terms and conditions set forth in this Agreement.
(a)Rights under Restricted Stock Units. A restricted stock unit (an “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU. The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.
(b)Vesting. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture as set forth below.
(i)Except as set forth in Section 1(d), if Recipient ceases to be employed by the Company for any reason or for no reason prior to May 16, 2019, the unvested RSUs shall be forfeited to the Company.
(ii)To the extent that the number of RSUs first specified above are reduced in accordance with Section 1(b)(iii) and except as provided in Section 1(d), the reduction shall be forfeited to the Company. The extent to which any Performance Goal is achieved, if at all, shall be determined by a date that is no later than December 31 of the calendar year in which the Performance Period to which the Performance Goal relates ends. Nothing contained in this Agreement shall confer upon Recipient any right to be employed by the Company or to continue to provide services to the Company or to interfere in any way with the right of the Company to terminate Recipient’s services at any time for any reason, with or without cause.
(iii)The RSUs shall be earned based on three “Performance Goals” based on the relative performance of the Company’s Common Stock against the Russell 2000 Index, as follows:

Executive 2016 PRSU Agreement

(A)___________ [insert # equal to 33.3%] of the RSUs will be earned based on the Relative Performance Percentage for the period beginning May 17, 2016 and ending May 16, 2017 (the “First Performance Period”), as follows: (i) 100% of the RSUs will be earned if the Relative Performance Percentage for the First Performance Period is equal to 100%; (ii) for every percentage point that the Relative Performance Percentage is less than 100% for the First Performance Period, three percent fewer of the RSUs available to be earned with respect to the First Performance Period will be earned, so that no RSUs will be earned with respect to that period if the Relative Performance Percentage is less than or equal to 66.7%; and (iii) for every percentage point that the Relative Performance Percentage for the First Performance Period is greater than 100%, two percent more of the RSUs available to be earned for such period will be earned, so that 150% of the target RSUs for such period will be earned if the Relative Performance Percentage is 125% for such period, provided that no more than 150% of the RSUs available to be earned in the First Performance Period may be earned based on this Performance Goal.
(B)___________ ___________ [insert # equal to 33.3%] of the RSUs will be earned based on the Relative Performance Percentage for the period beginning May 17, 2016 and ending May 16, 2018 (the “Second Performance Period”), as follows: (i) 100% of the RSUs will be earned if the Relative Performance Percentage for the Second Performance Period is equal to 100%; (ii) for every percentage point that the Relative Performance Percentage is less than 100% for the Second Performance Period, three percent fewer of the RSUs available to be earned with respect to the Second Performance Period will be earned, so that no RSUs will be earned with respect to that period if the Relative Performance Percentage is less than or equal to 66.7%; and (iii) for every percentage point that the Relative Performance Percentage for the Second Performance Period is greater than 100%, two percent more of the RSUs available to be earned for such period will be earned, so that 200% of the target RSUs for such period will be earned if the Relative Performance Percentage is 150% for such period, provided that no more than 200% of the RSUs available to be earned in the Second Performance Period may be earned based on this Performance Goal.
(C)___________ ___________ [insert # equal to 100%] of the RSUs will be earned based on the Relative Performance Percentage for the period beginning May 17, 2016 and ending May 16, 2019 (the “Third Performance Period”), as follows: (i) 100% of the RSUs will be earned if the Relative Performance Percentage for the Third Performance Period is equal to 100%; (ii) for every percentage point that the Relative Performance Percentage is less than 100% for the Third Performance Period, three percent fewer of the RSUs available to be earned with respect to the Third Performance Period will be earned, so that no RSUs will be earned with respect to that period if the Relative Performance Percentage is less than or equal to 66.7%; and (iii) for every percentage point that the Relative Performance Percentage for the Third Performance Period is greater than 100%, two percent more of the RSUs available to be earned for such period will be earned, so that 200% of the target RSUs for such period will be earned if the Relative Performance Percentage is 150% for such period, provided that no more than 200% of the RSUs available to be earned at target performance in the Third Performance Period may be earned based on this Performance Goal, with such number reduced by the aggregate number of RSUs earned with respect to the First Performance Period and the Second Performance Period (but with such reduction not to reduce the number of RSUs earned in the Third Performance Period below zero).
(D)Notwithstanding anything in this Agreement to the contrary, the total number of RSUs that are earned under this Agreement shall not exceed the lesser of (i) a number of shares with an aggregate value, based on the closing price of the Company’s Common

Executive 2016 PRSU Agreement

Stock in the last trading date preceding the vesting date, that is five times the result of (A) [insert total target # of shares] by (B) [insert closing price on May 17, 2016], rounded down to the nearest whole share, and (ii) 200% of the number of RSUs set forth in the first sentence of Section 1.
(E)Performance of the Company’s Common Stock relative to the Russell 2000 Index for a given Performance Period will be measured as follows:
(i)To determine relative performance, the baseline metrics are the 20 trading day average closing price of the Company’s Common Stock and the Russell 2000 Index, as reported in The Wall Street Journal, or such other reliable source as is determined by the Compensation Committee or the Board of Directors, in its sole discretion, with the last of the 20 trading days falling on May 16, 2016. This 20 day average establishes both the Company baseline stock price (the “Company Baseline Stock Price”) and the Russell 2000 Index baseline (the “Russell 2000 Baseline”) against which future Company stock and Russell 2000 Index performance will be compared.
(ii)Next, the Company will measure the 20 trading day average closing price of the Company and the Russell 2000 Index, as reported in The Wall Street Journal, or such other reliable source as is determined by the Compensation Committee or the Board of Directors, in its sole discretion, with the last trading day of such 20-trading day period ending on the last trading day of the applicable Performance Period (establishing both the “Company Closing Price” and the “Russell 2000 Index Closing Price” for such Performance Period).
(iii)The Company will then measure Company performance for a given Performance Period by dividing the Company Closing Price by the Company Baseline Stock Price, with the quotient expressed as a percentage of the Company Baseline Stock Price (the “Company Percentage Performance”). The Company will then measure Russell 2000 Index Performance over the same period by dividing the Russell 2000 Index Closing Price by the Russell 2000 Index Baseline with the quotient expressed as a percentage of the Russell 2000 Index Baseline (the “Russell 2000 Index Percentage Performance”).
(iv)The Company will then subtract the Russell 2000 Index Percentage Performance from the Company Percentage Performance, then add 100 to the result, with the final result constituting the relative Company Common Stock performance as a percentage (the “Relative Performance Percentage”).
(F)“Performance Period” means any of the First Performance Period, the Second Performance Period or the Third Performance Period.
(G)The number of RSUs determined pursuant to clauses (A), (B) and (C) of this Section 1(b)(iii) (subject to the limitations in clause (D)) shall vest on the last day of the Third Performance Period, subject to Section 1(b)(i). Except as provided in Section 1(d), any RSUs that are not vested at the end of the Third Petrformance Period shall be forfeited.
(c)Delivery Date. Except as set forth in Section 1(d)(iv), the delivery date for shares of Common Stock with respect to RSUs earned subject to this Agreement shall be as soon as practicable after the Third Performance Period ends, but in no event later than December 31 of the calendar year in which such fiscal year ends.
(d)Proration upon Termination for Certain Reasons Prior to End of Performance Period; Treatment on Change in Control.

Executive 2016 PRSU Agreement

(i)Proration on Death or Total Disability. If Recipient ceases to be an employee of the Company prior to the end of the Performance Period by reason of Recipient’s death or total disability, the RSUs that have not otherwise vested or been forfeited pursuant to Section 1(b)(iii)(G) shall not be forfeited under Section 1(b)(i) and the following shall apply:
(1)With respect to any Performance Period that is completed prior to Recipient’s termination of employment, the number of RSUs earned with respect to such Performance Period(s) shall not be reduced.
(2)With respect to the any Performance Period during which Recipient’s employment terminates, the number of RSUs Recipient would otherwise be entitled to receive pursuant to Section 1(b)(iii) with respect to that Performance Period if Recipient were employed through the end of that Performance Period (the “Base Payout”) shall be reduced to a number determined by multiplying the Base Payout by a percentage calculated by dividing the number of months elapsed from the beginning of such Performance Period to the date of termination of employment (rounded down to the whole month) by the number of months in such Performance Period. RSUs for the Performance Period in which employment terminates that exceed the reduced number shall be forfeited to the Company.
(3)The shares of Common Stock with respect to RSUs determined under (1) and (2) shall be delivered as soon as practicable on or after the end of the Third Performance Period in which employment terminates, but in no event later than December 31 of the calendar year in which the Third Performance Period ends.
(4)The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians approved by the Company, causes Recipient to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to engage in any substantial gainful activity. Total disability shall be deemed to have occurred after both of the following have occurred:
(A)The two independent physicians have furnished their written opinion of total disability to the Company; and
(B)The Company has reached an opinion of total disability.
(ii)Double Trigger Acceleration on Change in Control.
(1)The number of unvested RSUs Recipient would otherwise be entitled to receive pursuant to Section 1(b)(iii) if Recipient were employed through the end of the Third Performance Period shall immediately vest (provided, however, that if vesting occurs pursuant to this Section 1(d)(ii) during or prior to the end of a Performance Period that has not yet ended it will be conclusively presumed that the RSUs would have been at the 100% vesting level for each such unfinished Performance Period, subject to any action taken by the Compensation Committee or the Board of Directors pursuant to clause (1) or (2) of Section 1(d)(iii), including the final paragraph of Section 1(d)(iii)) if a Change in Control (as defined below) occurs and either:
(A)at any time after the Change in Control and on or before the first anniversary of the Change in Control, (i) the Recipient’s employment is terminated by the

Executive 2016 PRSU Agreement

Company (or its successor) without Cause (as defined below), or (ii) the Recipient’s employment is terminated by the Recipient for Good Reason (as defined below); or
(B)at any time after the Change in Control (i) the Company or the surviving or acquiring entity terminates this Agreement and all similar agreements, including because the achievement of any of the Performance Goals becomes reasonably unable to be determined;
Notwithstanding the foregoing, the RSUs may also immediately vest in connection with a sale of the Company as provided in Section 1(d)(iii) below.
(2)For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:
(A)At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;
(B)Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding Common Stock of the Company;
(C)A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or
(D)A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.
(3)For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure to perform substantially the Recipient’s reasonably assigned duties with the Company (or its successor) (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Recipient by the Company (or its successor) which specifically identifies the manner in which the Company (or its successor) believes that the Recipient has not substantially performed the Recipient’s duties, (b) the willful engagement in illegal conduct which is materially and demonstrably injurious to the Company (or its successor), or (c) the commission of an act by Recipient, or the failure of Recipient to act, which constitutes gross negligence or gross misconduct. No act, or failure to act, shall be considered “willful” if the Recipient reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company (or its successor).
(4)For purposes of this Agreement, “Good Reason” shall mean:

Executive 2016 PRSU Agreement

(A)the assignment of a different title, job or responsibilities that results in a decrease in the level of responsibility of the Recipient after the Change in Control when compared to the Recipient’s level of responsibility for the Company’s operations prior to the Change in Control; provided that Good Reason shall not exist if the Recipient continues to have the same or a greater general level of responsibility for Company operations after the Change in Control as the Recipient had prior to the Change in Control even if the Company operations are a subsidiary or division of the surviving company,
(B)a reduction in the Recipient’s base pay as in effect immediately prior to the Change in Control,
(C)a material reduction in total benefits available to the Recipient under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect prior to the Change in Control, or
(D)the Recipient is required to be based more than 50 miles from where the Recipient’s office is located immediately prior to the Change in Control except for required travel on company business to an extent substantially consistent with the business travel obligations which the Recipient undertook on behalf of the Company prior to the Change in Control.
(iii)Sale of the Company. If there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then, as determined by the Committee or the Board of Directors, either:
(1)the unvested RSUs shall be converted into restricted stock units for stock of the surviving or acquiring corporation in the applicable transaction, with the amount and type of shares subject thereto to be conclusively determined by the Committee, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Common Stock following the applicable transaction, and disregarding fractional shares, with the dates for vesting of RSUs, payment and other terms of this Agreement unchanged;
(2)the unvested RSUs shall be converted into a cash payment obligation of the surviving or acquiring corporation in an amount equal to the proceeds a holder of the underlying shares would have received in proceeds from such transaction with respect to those shares, with the dates for vesting of RSUs, payment and other terms of this Agreement unchanged; or
(3)all of the unvested RSUs shall immediately vest based on the number of RSUs earned for completed Performance Periods and assuming 100% earning level for any uncompleted Performance Periods and all underlying shares shall be delivered simultaneously with the closing of the applicable transaction such that the Recipient will participate as a shareholder in receiving proceeds from such transaction with respect to those shares.
In the case of (1) and (2) if any Performance Period has not been completed as of the date of the transaction, the Company Closing Price for such Performance Period shall be deemed to be the price per share received by the Company’s stockholders in the transaction. Relative performance for such uncompleted Performance Period shall then be measured against the Russell 2000 Index

Executive 2016 PRSU Agreement

performance from the Russell 2000 Index Baseline through the 20 trading day average closing price of the Russell 2000 Index in the period ending on the date of the closing of the transaction. The Company’s stock performance relative to the Russell 2000 Index shall then be determined consistently with the methodology specified herein for completed Performance Periods. The number of RSUs subject to this Agreement so determined shall then continue to vest based upon Recipient’s continuing service to the Company, the acquirer, or their parents or subsidiaries through May 16, 2019, subject to accelerated vesting as set forth in Section 1(d)(ii).
(iv)Delivery Date. For purposes of Section 1(d)(ii) or (iii), the delivery date for shares of Common Stock with respect to RSUs shall be as soon as practicable on or after the vesting described in such sections.
(e)Forfeiture of RSUs on Other Terminations of Employment. If Recipient ceases to be an employee of the Company for any reason that does not result in acceleration or payment pursuant to Section 1(d), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.
(f)Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive stock if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this Agreement. If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.
(g)Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on a share of Common Stock with respect to an RSU, the number of RSUs subject to this Agreement shall be increased by a number equal to the number of whole or fractional shares of Common Stock with a value equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date. If the vesting date for any RSUs subject to this Agreement occurs within seven business days of the payment date for a dividend, the Company, at its option, may elect to pay to Recipient cash, net of withholding, equal to the cash dividend payable on the RSUs which so vest in lieu of increasing the number of RSUs subject to this Agreement.
(h)Delivery on Delivery Date. On the delivery date the Company shall deliver to Recipient a certificate for the number of shares of Common Stock represented by all RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date. If shares or cash are to be delivered on a particular date, the shares or cash shall be deemed delivered on that date for purposes of compliance with the terms of this Agreement if the cash or shares are actually delivered within 45 days after the specified date as determined in the Company’s discretion with the Recipient having no right to determine the delivery date. Recipient shall not have any right to determine or direct the date of actual delivery; provided however, that delivery required to be made in no event later than December 31 of the calendar year in which the Performance Period ends must be made on or before such date.
(i)Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

Executive 2016 PRSU Agreement

(j)Tax Withholding. Recipient acknowledges that, not later than the actual delivery date, the value of delivered shares of Common Stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. The Company will notify Recipient of the required withholding amount. In connection with the delivery of the certificate referred to in Section 1(h), Recipient shall pay to the Company the required withholding amount in cash or, at the election of Recipient (which election must be made on or before the vesting date), by surrendering to the Company for cancellation shares of the Company’s Common Stock to be delivered with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the vesting date. If Recipient pays the withholding amount in shares of Common Stock, the Company shall pay to Recipient in cash the amount of any resulting over payment.
(k)Section 409A. The award made pursuant to this Agreement is intended to comply with and shall be interpreted in accordance with the requirements of Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. Without limiting the generality of the foregoing, notwithstanding anything to the contrary in this Agreement:
(i)Any payment of Non-Qualified Deferred Compensation made pursuant to a voluntary or involuntary termination of employment shall be withheld and not paid until Recipient incurs both (i) such a termination of employment and (ii) a “separation from service” with the Company within the meaning of Treas. Reg. Section 1.409A-1(h).
(ii)The provisions described in Sections 1(d)(ii)(1)(B) and 1(d)(iii)(3) shall apply only if such events qualify as a “termination or liquidation of the plan” within the meaning of Treas. Reg. § 1.409A‑3(j)(4)(ix);
(iii)The provisions described in Section 1(d)(ii) shall apply only if the “Change in Control” as defined in 1(d)(ii)(2) qualifies as a “change of control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5)(i)
(iv)If an amount is determined to be subject to applicable provisions of Section 409A of the Code, payment in connection with termination of employment for a reason other than death may not start or be made to Recipient if the Company determines Recipient is a “key employee” as defined in Section 416(i) of the Code, without regard to Section 416(i)(5) of the Code, before the date which is six months after the date of termination, notwithstanding any other provisions for time of payment in this Agreement, if such delay in payment is necessary to comply with Section 409A of the Code. The Company may determine that Recipient is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination of key employees. Recipient shall have no claim, rights or remedy if the determination is not correct.
(v)The Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (1) exempt the award from the application of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the award, or (2) comply with the requirements of Section 409A.
(b)Miscellaneous.
(a)Entire Agreement; Amendment. This Agreement and the Plan (including without limitation Section 17 thereof) constitute the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and the Recipient.

Executive 2016 PRSU Agreement

(b)Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to the Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.
(c)Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Recipient’s heirs, executors, administrators, successors and assigns.
(d)Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
(e)Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.
ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

Executive 2016 PRSU Agreement

EXHIBIT A
DESIGNATION OF BENEFICIARY

Name _____________________________        Social Security Number ____-___-_____

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Performance-Based Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

Primary Beneficiary(ies)

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.
Secondary Beneficiary(ies)
In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):
Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

Name________________________        Social Security Number ____-___-_____
Birth Date ____________________        Relationship ________________________
Address__________________________        City__________ State____ Zip ________

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.
This designation revokes and replaces all prior designations of beneficiaries under the Performance-Based Restricted Stock Units Award Agreement.
______________________________        Date signed: ___________________, 20___
Signature

Executive 2016 PRSU Agreement